Exhibit 99.1
P R E S S   R E L E A S E

Splunk Announces Fiscal Second Quarter 2023 Financial Results

Total Revenues Grow 32%; Cloud Revenue up 59%

Increases Full Year Revenue, Profitability and Cash Flow Outlook

SAN FRANCISCO – August 24, 2022 – Splunk Inc. (NASDAQ: SPLK), the data platform leader for security and observability, today announced results for its fiscal second quarter ended July 31, 2022.

Second Quarter 2023 Financial Highlights

•Total revenues were $799 million, up 32% year-over-year.
•Cloud revenue was $346 million, up 59% year-over-year.
•Cloud Dollar-Based Net Retention Rate was 129%.
•723 customers with total ARR greater than $1 million, up 24% year-over-year.

“The value we bring customers is evident in our Q2 results, with total revenues growing 32 percent. We also delivered substantially higher non-GAAP operating margin for the quarter, driven by our laser focus on balancing growth with profitability,” said Gary Steele, President and CEO of Splunk. “Splunk is well-positioned to deliver long-term, durable growth and profitability as we help the world’s largest and most innovative enterprises improve their cybersecurity and business resilience. These customers appreciate the unique and unmatched level of visibility we provide into their data and consider Splunk their partner of choice to secure and strengthen their mission critical operations.”

“In the face of some headwinds, we had solid execution in Q2, including $346 million in cloud revenue, a 59 percent increase over last year,” said Jason Child, CFO of Splunk. “Given the continued normalization of our revenue model, plus good progress on our expense optimization efforts, we substantially outperformed on the top and bottom lines for the quarter, and we’re increasing our revenue, operating profit and cash flow outlook for the second half.”

Q2 2023 Business Highlights

•Splunk Delivers Advancements Across its Products and Partner Community at .conf22: Over 12,500 attendees, including thousands of partners, came together during Splunk’s annual user conference to discuss how organizations are overcoming the barriers between data and action. Key product announcements included:
◦The Splunk Platform, including Splunk Cloud Platform and Splunk Enterprise 9.0, allows customers to access more data sources easily, find and operationalize insights even faster, secure and scale deployments, build cloud-ready custom applications, and streamline administration to turn data insights into business outcomes.
◦Data Manager for Splunk Cloud Platform delivers a scalable data onboarding experience across Amazon Web Services and Microsoft Azure, with Google Cloud Platform support available later this summer, providing an easy-to-manage hybrid cloud control plane of data flowing into Splunk within minutes.
◦Splunk Log Observer Connect allows customers to visualize all their data in one place. By combining the power of Splunk Cloud Platform and Splunk Observability, site reliability engineers and DevOps engineers can access their metrics, traces, and Splunk Cloud logs in a single interface for faster, in-context debugging.
•Splunk Ranks First in Both IT Operations and Security Markets in Gartner® Market Share Report: Splunk leads in market share for IT Operations for Health and Performance Analysis (HPA) segment and in the Security Information and Event Management (SIEM) segment, worldwide in the Gartner Market Share: All Software Markets, Worldwide, 2021 report*. In the report, Splunk once again maintained its highest position in both IT and security operations markets.
•Splunk Names New Chief Customer Officer and EMEA General Manager: Splunk appointed Katie Bianchi as its Chief Customer Officer and Petra Jenner as Senior Vice President and General Manager for Europe, Middle East and Africa (EMEA).

Financial Outlook

The company is providing the following guidance for its fiscal third quarter 2023 (ending October 31, 2022):

•Total revenues are expected to be between $835 million and $855 million.
•Non-GAAP operating margin is expected to be between 6% and 8%.

The company is providing or updating the following guidance for its fiscal year 2023 (ending January 31, 2023):

•Total revenues are expected to be between $3.35 billion and $3.4 billion (was previously between $3.30 billion and $3.35 billion).
•Non-GAAP operating margin is expected to be approximately 8% (was previously 2%).
•Total ARR is expected to be approximately $3.65 billion; Cloud ARR is expected to be approximately $1.8 billion (was previously $3.9 billion and $2.0 billion respectively).
•Operating cash flow is expected to be at least $420 million (was previously $400 million).
•Free Cash flow is expected to be at least $400 million.

Conference Call and Webcast

Splunk’s executive management team will host a conference call beginning at 1:30 p.m. PT (4:30 p.m. ET) to discuss financial results and business highlights. Interested parties can register for the conference call through the following link: https://register.vevent.com/register/BIbf790aaaf90848e587b036c45117a877. Registered participants will receive an email containing conference call details with dial-in options. A live audio webcast of the conference call will also be available through Splunk’s Investor Relations website at http://investors.splunk.com/events-presentations. A webcast replay of the call will be available for the next 12 months.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s long-term prospects, including growth and profitability, Splunk’s guidance for revenue and non-GAAP operating margin targets for the company’s fiscal third quarter 2023 and Total ARR, Cloud ARR, revenue, non-GAAP operating margin, operating cash flow and free cash flow for the company’s fiscal year 2023; statements regarding our market opportunity, including trends in the pace of customer digital and cloud transformation; our global presence and trends in customer demand and engagement; the growth of our cloud business; our products and technologies, including the unique and unmatched level of visibility they provide; the market for data-related products and the importance of data and our ability to leverage these trends; our strategy, technology and product innovation; expectations for our industry, business and products, such as our business model, customer demand and trust, our partner relationships, customer success and feedback, expanding use of Splunk by customers, and expected benefits and scale of our products. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: risks associated with Splunk’s rapid growth, particularly outside of the United States; Splunk’s inability to realize value from its significant investments in the company’s business, including product and service innovations and through acquisitions; Splunk’s shift from sales of licenses to sales of cloud services which impacts the timing of revenue and margins; a shift from generally invoicing multi-year contracts upfront to invoicing on an annual basis, which impacts cash collections; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies; Splunk’s inability to service its debt obligations or other adverse effects related to the company’s convertible notes; the macroeconomic environment, including inflationary pressures and economic uncertainty; COVID-19 and related public health measures on our business and the business of our customers, as well as the impact of new variants on the overall economic environment, including customer buying capacity, urgency and patterns; and general market, political, economic, business and competitive market conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2022, which is on file with the U.S. Securities and Exchange Commission (“SEC”) and Splunk’s other filings with the SEC. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

*Gartner, Inc., Market Share: All Software Markets, Worldwide 2021, Neha Gupta et al, April 12, 2022

Gartner does not endorse any vendor, product or service depicted in its research publications and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s Research & Advisory organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

GARTNER is a registered trademark and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally and is used herein with permission. All rights reserved.

About Splunk Inc.
Splunk Inc. (NASDAQ: SPLK) helps organizations around the world turn data into doing. Splunk technology is designed to investigate, monitor, analyze and act on data at any scale.

Splunk, Splunk>, Data-to-Everything, and Turn Data Into Doing are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2022 Splunk Inc. All rights reserved.

For more information, please contact:

Media Contact
Mara Mort
Splunk Inc.
press@splunk.com

Investor Contact
Ken Tinsley
Splunk Inc.
ir@splunk.com
Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Revenues
Cloud services	$346,405	$217,422	$669,334	$411,380
License	281,716	219,600	467,527	362,881
Maintenance and services	170,632	168,721	335,973	333,533
Total revenues	798,753	605,743	1,472,834	1,107,794
Cost of revenues
Cloud services	122,860	98,016	242,381	186,101
License	1,337	2,459	2,800	6,749
Maintenance and services	82,594	82,932	163,766	162,463
Total cost of revenues	206,791	183,407	408,947	355,313
Gross profit	591,962	422,336	1,063,887	752,481
Operating expenses
Research and development	257,057	259,709	512,748	506,907
Sales and marketing	410,622	382,129	805,835	738,237
General and administrative	114,381	124,928	227,089	287,114
Total operating expenses	782,060	766,766	1,545,672	1,532,258
Operating loss	(190,098)	(344,430)	(481,785)	(779,777)
Interest and other income (expense), net
Interest income	4,847	507	6,219	886
Interest expense	(12,905)	(39,013)	(23,568)	(72,603)
Other income (expense), net	(3,613)	1,146	(3,603)	(77)
Total interest and other income (expense), net	(11,671)	(37,360)	(20,952)	(71,794)
Loss before income taxes	(201,769)	(381,790)	(502,737)	(851,571)
Income tax provision	7,943	2,161	11,297	3,381
Net loss	$(209,712)	$(383,951)	$(514,034)	$(854,952)

Basic and diluted net loss per share	$(1.30)	$(2.34)	$(3.19)	$(5.23)

Weighted-average shares used in computing basic and diluted net loss per share	161,787	164,018	161,070	163,615

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	July 31, 2022	January 31, 2022
Assets
Current assets
Cash and cash equivalents	$747,883	$1,428,691
Investments, current	995,510	286,337
Accounts receivable, net	820,115	1,306,666
Prepaid expenses and other current assets	157,458	152,871
Deferred commissions, current	109,487	102,322
Total current assets	2,830,453	3,276,887
Investments, non-current	50,060	46,431
Accounts receivable, non-current	176,134	242,689
Operating lease right-of-use assets	206,639	229,198
Property and equipment, net	122,189	124,900
Intangible assets, net	136,672	164,769
Goodwill	1,401,628	1,401,628
Deferred commissions, non-current	202,891	200,876
Other assets	82,890	103,497
Total assets	$5,209,556	$5,790,875
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$82,835	$59,206
Accrued compensation	258,654	396,952
Accrued expenses and other liabilities	235,683	257,979
Deferred revenue, current	1,155,928	1,384,605
Total current liabilities	1,733,100	2,098,742
Convertible senior notes, net	3,870,150	3,137,731
Operating lease liabilities	205,371	225,556
Deferred revenue, non-current	62,454	86,584
Other liabilities, non-current	22,455	19,491
Total non-current liabilities	4,160,430	3,469,362
Total liabilities	5,893,530	5,568,104
Stockholders’ equity
Common stock	170	167
Accumulated other comprehensive loss	(7,740)	(1,199)
Additional paid-in capital	4,346,503	5,032,351
Treasury stock	(1,000,000)	(1,000,000)
Accumulated deficit	(4,022,907)	(3,808,548)
Total stockholders’ equity	(683,974)	222,771
Total liabilities and stockholders’ equity	$5,209,556	$5,790,875

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Cash flows from operating activities
Net loss	$(209,712)	$(383,951)	$(514,034)	$(854,952)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	24,631	24,829	47,952	50,625
Amortization of deferred commissions	26,585	35,669	53,574	77,983
Amortization of investment premiums (accretion of discounts), net	(764)	382	(482)	432
Amortization of debt discount and issuance costs	3,971	31,226	5,484	57,784
Loss on lease termination	—	—	—	52,524
Non-cash operating lease costs	(972)	(1,565)	(2,805)	571
Stock-based compensation	199,476	204,780	413,141	387,197
Deferred income taxes	(372)	835	(1,020)	(294)
Other	188	33	97	33
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable, net	(89,839)	(109,548)	553,106	384,798
Prepaid expenses and other assets	38,097	83,327	17,078	(14,842)
Deferred commissions	(38,203)	(47,508)	(62,754)	(77,073)
Accounts payable	63,116	(3,140)	23,629	19,698
Accrued compensation	39,858	74,247	(138,298)	20,170
Accrued expenses and other liabilities	12,640	11,395	(17,142)	17,817
Deferred revenue	(87,328)	23,069	(252,807)	(107,731)
Net cash (used in) provided by operating activities	(18,628)	(55,920)	124,719	14,740
Cash flows from investing activities
Purchases of property and equipment	(3,458)	(3,510)	(6,650)	(4,363)
Capitalized software development costs	(2,562)	(2,082)	(4,990)	(5,148)
Purchases of marketable securities	(143,007)	(269,352)	(923,762)	(289,573)
Maturities of marketable securities	110,334	—	209,424	87,766
Purchases of strategic investments	(300)	—	(6,099)	—
Acquisition, net of cash acquired	—	(80,333)	—	(80,333)
Other investment activities	936	(1,293)	1,436	(1,168)
Net cash used in investing activities	(38,057)	(356,570)	(730,641)	(292,819)
Cash flows from financing activities
Proceeds from the exercise of stock options	182	636	1,132	1,174
Proceeds from employee stock purchase plan	48,596	48,246	48,596	48,246
Proceeds from the issuance of convertible senior notes, net of issuance costs	—	982,749	—	982,749
Repurchases of common stock	—	(192,208)	—	(192,208)
Taxes paid related to net share settlement of equity awards	(58,220)	(40,966)	(124,614)	(101,781)
Net cash (used in) provided by financing activities	(9,442)	798,457	(74,886)	738,180
Net (decrease) increase in cash and cash equivalents	(66,127)	385,967	(680,808)	460,101
Cash and cash equivalents at beginning of period	814,010	1,845,198	1,428,691	1,771,064
Cash and cash equivalents at end of period	$747,883	$2,231,165	$747,883	$2,231,165
Splunk Inc. | www.splunk.com

Splunk Inc.
Operating Metrics

Total Annual Recurring Revenue (“Total ARR”) represents the annualized revenue run-rate of active cloud services, term license and maintenance contracts at the end of a reporting period. Cloud Annual Recurring Revenue (“Cloud ARR”) represents the annualized revenue run-rate of active cloud services contracts at the end of a reporting period. Each contract is annualized by dividing the contract value by the number of days in the contract term and then multiplying by 365. We calculate cloud dollar-based net retention rate (“Cloud DBNRR”) by dividing the Cloud ARR at the end of a period (“Cloud Current Period ARR”) by the Cloud ARR of the same group of customers at the beginning of that 12-month period. Cloud Current Period ARR includes existing customer renewals and expansion, is net of existing customer contraction and churn, and excludes new customers. For the trailing 12-month Cloud DBNRR, we take the dollar-weighted average of the Cloud DBNRR over the trailing 12 months.

Non-GAAP Financial Measures and Reconciliations

To supplement Splunk’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with the following non-GAAP financial measures: cloud services cost of revenues, cloud services gross margin, cost of revenues, gross margin, research and development expense, sales and marketing expense, general and administrative expense, operating income (loss), operating margin, income tax provision (benefit), net income (loss), net income (loss) per share and free cash flow (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude all or a combination of the following (as reflected in the following reconciliation tables): expenses related to stock-based compensation and related employer payroll tax, amortization of intangible assets, acquisition-related adjustments, restructuring and facility exit charges, capitalized software development costs, non-cash interest expense related to convertible senior notes and a net loss on strategic investments. The non-GAAP financial measures are also adjusted for Splunk's current and deferred tax rate on non-GAAP income (loss). Splunk uses a long-term projected non-GAAP tax rate to provide consistency across interim reporting periods. We base our rate on non-GAAP financial projections. In determining our tax rate, we exclude the impact of nonrecurring items, and we make assumptions including those about tax legislation and our tax positions. We applied a 20% non-GAAP tax rate to the three and six months ended July 31, 2022 and 2021. In addition, non-GAAP financial measures include free cash flow, which represents operating cash flow less purchases of property and equipment and capitalized software development costs. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated or used by the business.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance and allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes amortization of intangible assets, acquisition-related adjustments, restructuring and facility exit charges, capitalized software development costs, non-cash interest expense related to convertible senior notes and a net loss on strategic investments from the applicable non-GAAP financial measures because these adjustments are considered by management to be outside of Splunk’s core operating results. A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. For example, stock-based compensation-related charges, including related employer payroll tax-related items, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this release.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be, for the foreseeable future, a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures.

The following tables reconcile Splunk’s GAAP results to Splunk’s non-GAAP results included in this press release.

Splunk Inc. | www.splunk.com

Splunk Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Cash (Used In) Provided By Operating Activities to Free Cash Flow

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Net cash (used in) provided by operating activities	$(18,628)	$(55,920)	$124,719	$14,740
Less purchases of property and equipment	(3,458)	(3,510)	(6,650)	(4,363)
Less capitalized software development costs	(2,562)	(2,082)	(4,990)	(5,148)
Free cash flow (non-GAAP)	$(24,648)	$(61,512)	$113,079	$5,229
Net cash used in investing activities	$(38,057)	$(356,570)	$(730,641)	$(292,819)
Net cash (used in) provided by financing activities	$(9,442)	$798,457	$(74,886)	$738,180

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended July 31, 2022

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Loss on strategic investments, net	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$122,860	$(6,025)	$(7,579)	$(2,991)	$—	$—	$—	$106,265
Cloud services gross margin	64.5%	1.7%	2.2%	0.9%	—%	—%	—%	69.3%
Cost of revenues	206,791	(23,563)	(8,807)	(2,991)	—	—	—	171,430
Gross margin	74.1%	2.9%	1.1%	0.4%	—%	—%	—%	78.5%
Research and development	257,057	(88,445)	—	2,562	—	—	—	171,174
Sales and marketing	410,622	(59,712)	(5,242)	—	—	—	—	345,668
General and administrative	114,381	(32,524)	—	—	—	—	—	81,857
Operating income (loss)	(190,098)	204,244	14,049	429	—	—	—	28,624
Operating margin	(23.8)%	25.5%	1.8%	0.1%	—%	—%	—%	3.6%
Income tax provision (benefit)	7,943	—	—	—	—	—	(3,721)	4,222
Net income (loss)	$(209,712)	$204,244	$14,049	$429	$3,971	$188	$3,721	$16,890
Basic net income (loss) per share (1)	$(1.30)	$1.27	$0.09	$—	$0.02	$—	$0.02	$0.10
Diluted net income (loss) per share (1)	$(1.30)							$0.09
_________________________
(1)                GAAP basic and diluted net loss per share and non-GAAP basic net loss per share calculated based on 161,787 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 184,571 diluted weighted-average shares of common stock, which includes 22,784 potentially dilutive shares related to convertible notes and employee stock awards. GAAP to non-GAAP diluted net income (loss) per share is not reconciled due to the difference in the number of weighted-average shares used to calculate GAAP and non-GAAP diluted net income (loss) per share.
(2)            Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended July 31, 2021

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Acquisition-related adjustments	Restructuring and facility exit charges	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$98,016	$(4,698)	$(7,299)	$—	$—	$(594)	$—	$—	$85,425
Cloud services gross margin	54.9%	2.2%	3.4%	—%	—%	0.2%	—%	—%	60.7%
Cost of revenues	183,407	(22,295)	(9,758)	—	—	(594)	—	—	150,760
Gross margin	69.7%	3.7%	1.6%	—%	—%	0.1%	—%	—%	75.1%
Research and development	259,709	(82,191)	—	—	—	2,081	—	—	179,599
Sales and marketing	382,129	(65,613)	(5,101)	—	(613)	—	—	—	310,802
General and administrative	124,928	(38,099)	—	(957)	6	(533)	—	—	85,345
Operating loss	(344,430)	208,198	14,859	957	607	(954)	—	—	(120,763)
Operating margin	(56.9)%	34.4%	2.5%	0.2%	0.1%	(0.2)%	—%	—%	(19.9)%
Income tax provision (benefit)	2,161	—	—	—	—	—	—	(27,540)	(25,379)
Net loss	$(383,951)	$208,198	$14,859	$957	$607	$(954)	$31,227	$27,540	$(101,517)
Basic and diluted net loss per share (1)	$(2.34)	$1.27	$0.09	$0.01	$—	$(0.01)	$0.19	$0.17	$(0.62)
_________________________
(1)               Calculated based on 164,018 weighted-average shares of common stock.
(2)            Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Six Months Ended July 31, 2022

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Loss on strategic investments, net	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$242,381	$(11,035)	$(15,157)	$(5,433)	$—	$—	$—	$210,756
Cloud services gross margin	63.8%	1.6%	2.3%	0.8%	—%	—%	—%	68.5%
Cost of revenues	408,947	(43,991)	(17,614)	(5,433)	—	—	—	341,909
Gross margin	72.2%	3.0%	1.2%	0.4%	—%	—%	—%	76.8%
Research and development	512,748	(175,949)	—	4,990	—	—	—	341,789
Sales and marketing	805,835	(134,759)	(10,484)	—	—	—	—	660,592
General and administrative	227,089	(69,919)	—	—	—	—	—	157,170
Operating loss	(481,785)	424,618	28,098	443	—	—	—	(28,626)
Operating margin	(32.7)%	28.9%	1.9%	—%	—%	—%	—%	(1.9)%
Income tax provision (benefit)	11,297	—	—	—	—	—	(20,095)	(8,798)
Net loss	$(514,034)	$424,618	$28,098	$443	$5,484	$97	$20,095	$(35,199)
Basic and diluted net loss per share (1)	$(3.19)	$2.65	$0.17	$—	$0.03	$—	$0.12	$(0.22)
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(1)               Calculated based on 161,070 weighted-average shares of common stock.
(2)            Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Six Months Ended July 31, 2021

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Acquisition-related adjustments	Restructuring and facility exit charges	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$186,101	$(8,368)	$(14,040)	$—	$—	$(1,188)	$—	$—	$162,505
Cloud services gross margin	54.8%	2.0%	3.4%	—%	—%	0.3%	—%	—%	60.5%
Cost of revenues	355,313	(40,617)	(19,826)	—	—	(1,188)	—	—	293,682
Gross margin	67.9%	3.7%	1.8%	—%	—%	0.1%	—%	—%	73.5%
Research and development	506,907	(162,465)	(26)	—	—	5,149	—	—	349,565
Sales and marketing	738,237	(123,331)	(9,847)	—	(613)	—	—	—	604,446
General and administrative	287,114	(71,787)	—	(957)	(55,228)	(709)	—	—	158,433
Operating loss	(779,777)	398,200	29,699	957	55,841	(3,252)	—	—	(298,332)
Operating margin	(70.4)%	35.9%	2.7%	0.1%	5.0%	(0.2)%	—%	—%	(26.9)%
Income tax provision (benefit)	3,381	—	—	—	—	—	—	(65,849)	(62,468)
Net loss	$(854,952)	$398,200	$29,699	$957	$55,841	$(3,252)	$57,786	$65,849	$(249,872)
Basic and diluted net loss per share (1)	$(5.23)	$2.44	$0.18	$0.01	$0.34	$(0.02)	$0.35	$0.40	$(1.53)
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(1)               Calculated based on 163,615 weighted-average shares of common stock.
(2)            Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.
Splunk Inc. | www.splunk.com